Exhibit 21
SUBSIDIARIES OF NACCO INDUSTRIES, INC.
     The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation
Bellaire Corporation	Ohio
The Coteau Properties Company	Ohio
The Falkirk Mining Company	Ohio
Grupo HB/PS, S.A. de C.V.	Mexico
Hamilton Beach/Proctor-Silex, Inc.	Delaware
Hamilton Beach/Proctor-Silex de Mexico, S.A. de C.V.	Mexico
Hyster (H.K.) Limited	China
Hyster-Yale Materials Handling, Inc.	Delaware
The Kitchen Collection, Inc.	Delaware
Mississippi Lignite Mining Company	Texas
National Fleet Network Pty Limited	Australia
NACCO Materials Handling Distribution France S.A.R.L.	France
NACCO Materials Handling Distribution (France) S.A.S.	France
NACCO Materials Handling Group Brasil Ltda.	Brazil
NACCO Materials Handling Group, Inc.	Delaware
NACCO Materials Handling Group, Ltd.	England
NACCO Materials Handling Group Pty, Ltd.	Australia
NACCO Materials Handling, B.V.	Netherlands
NACCO Materials Handling, S.p.A.	Italy
NACCO Materials Handling Limited	England
NMHG Australia Holding Pty Ltd	Australia
NMHG India Engineering and Support Services Private Ltd.	India
NMHG Distribution B.V.	Netherlands
NMHG Distribution Pty. Limited	Australia
NMHG Financial Services, Inc.	Delaware (20%)
NMHG Holding Co.	Delaware
NMHG Mexico S.A. de C.V.	Mexico
NMHG Oregon LLC	Oregon
The North American Coal Corporation	Delaware
North American Coal Royalty Company	Delaware
Oxbow Property Company L.L.C.	Louisiana
Proctor-Silex Canada, Inc.	Ontario (Canada)
Red Hills Property Company L.L.C.	Mississippi
Red River Mining Company	Texas
The Sabine Mining Company	Nevada
Shanghai Hyster Forklift, Ltd	China
Shanghai Hyster International Trading Co. Ltd	China
Sumitomo-NACCO Materials Handling Co., Ltd.	Japan (50%)
Yale Materials Handling UK Limited	United Kingdom
Yale Nederland B.V.	Netherlands
The Company has omitted the names of inactive subsidiaries and subsidiaries with minimal operations which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02 contained in Regulation S-X.